UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 5, 2009

HOMELAND SECURITY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7920 Beltline Road, Suite 770, Dallas, Texas		75254
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (972) 386-6667

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

Entry into a Material Definitive Agreement

 On May 5, 2009 we entered into a Joint Venture Agreement or the JV Agreement with  made and entered into Chain Rule Environmental, LLC, a New York limited liability corporation, with offices at 130 Sunset Avenue, Island Park, New York 11558.

The business of the Joint Venture shall be to execute and manage several separate projects in the Philippines  The projects are as follows: (1) decontamination of the Pasig River and bodies of water which feed into the river, (2) sludge clean up of the Pasig River, (3)the management of facilities for the production of soil using our technology from Huma-Clean, LLC and (4) introduction of our Mobile Water Purification System to the Philippines.

The capital contribution to the joint venture actually made by the Parties is defined as cash contributions in the form of equity and/or debt.  It is understood the funding for this project will be in the amount of $2,500,000 but the Parties have agreed that an initial amount of $50,000 will be advanced as seed money for set up and testing for the projects identified above.

Commencing on the date hereof and ending on the termination of the business of the Joint Venture, all profits, losses and other allocations to the Joint Venture shall be allocated as follows: 50% to us and 50% to Chain Rule Environmental, LLC.

The material terms of the Joint Venture Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Joint Venture Agreement between Global Ecology Corporation (FKA Homeland Security Network) and Chain Rule Environmental, LLC dated May 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homeland Security Network, Inc.
(Registrant)

Date	June 26, 2009

/s/ Peter Ubaldi
(Signature)
Print Name: Peter Ubaldi
Title: Chief Executive Officer